Exhibit 10.1
AMENDMENT TO RETIREMENT AGREEMENT AND RELEASE

This Amendment to Retirement Agreement and Release (this “Amendment”) is between HF Sinclair Corporation, HF Sinclair Refining & Marketing LLC (formerly known as HollyFrontier Refining & Marketing LLC), HF Sinclair Renewables Holding Company LLC (formerly known as HollyFrontier Renewables Holding Company LLC) and HF Sinclair Payroll Services, Inc. (formerly known as HollyFrontier Payroll Services, Inc.), on behalf of themselves and their respective parents, subsidiaries, and affiliates (collectively, the “Company”), and me, Thomas G. Creery.

I acknowledge and agree to the following:

1.Agreement. The Company and I entered into that certain Retirement Agreement and Release effective July 24, 2022 and that certain Release of Claims on August 1, 2022 (collectively, the “Agreement”).

2.Amendment to Paragraph 13(a). The first sentence of Paragraph 13(a) of the Agreement is hereby amended and restated as follows:

“For the period beginning on the day following my Retirement Date and continuing for a period of seven months thereafter (the “Consulting Period”), the Company will pay me a retainer of $100,000 per month (pro-rated for partial months) to provide up to 40 hours of services per month (the “Services”) that the Company may reasonably request from time to time in the capacity of an independent contractor, which Services shall include providing consultation and assistance with respect to the transition of duties and such other duties and projects as the Chief Executive Officer may from time to time assign.”

3.Reaffirmation. I hereby reaffirm my obligations under the Agreement (as amended by this Amendment).

4.Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement between the Company and me as to the subject matter of the Agreement and, except as provided for in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally written. In deciding to sign this Amendment, I am not relying on any statements or promises except those found in this Amendment and the Agreement (except as amended by this Agreement).

5.Applicable Law. The laws of the State of Texas apply to this Amendment.

6.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Electronic copies of signatures shall be deemed to be original.

[Signature Page Follows]

Amendment to Retirement Agreement and Release – Creery

Exhibit 10.1

IN WITNESS WHEREOF, the parties have each executed this Amendment as of the date set forth below.

Agreed to and accepted by, on this 27th day of January, 2023.

/s/ Thomas G. Creery
Thomas G. Creery

Agreed to and accepted by, on this 30th day of January, 2023.

HF Sinclair Corporation
HF Sinclair Refining & Marketing LLC
HF Sinclair Renewables Holding Company LLC
HF Sinclair Payroll Services, Inc.

/s/ Michael C. Jennings
Michael C. Jennings
Chief Executive Officer

Amendment to Retirement Agreement and Release – Creery